Exhibit 99

Lockheed Martin Corporation

Base Salaries of Named Executive Officers

Named Executive Officer[1]	Base Salary (as of September 26, 2005)
Robert J. Stevens Chairman, President & CEO	$1,380,000

Michael F. Camardo Executive Vice President - Information & Technology Services	672,000

Robert B. Coutts Executive Vice President - Electronic Systems	780,000

Frank H. Menaker Senior Vice President & General Counsel[2]	790,000

[1]	Named Executive Officers are determined as of December 31, 2004. Three of the Corporation’s named executive officers (Vance D. Coffman, Dain M. Hancock and Albert E. Smith) retired in 2004 or 2005.
[2]	As previously announced, James B. Comey will succeed Frank H. Menaker, as the Corporation’s Senior Vice President and General Counsel, effective October 3, 2005. Mr. Menaker will continue to serve as an officer of the Corporation until his planned retirement on February 1, 2006.